     As filed with the Securities and Exchange Commission on March 12, 2004
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
          -------------------------------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           U.S. PHYSICAL THERAPY, INC.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
          -------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   76-0364866
           -----------------------------------------------------------
                      (I.R.S. employer identification no.)

                 1300 West Sam Houston Parkway South, Suite 300,
                              Houston, Texas 77042
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip code)

         U.S. PHYSICAL THERAPY, INC. NONSTATUTORY STOCK OPTION AGREEMENT
                            (Full title of the plan)

                   Lawrance W. McAfee, Chief Financial Officer
                           U.S. Physical Therapy, Inc.
                 1300 West Sam Houston Parkway South, Suite 300,
                              Houston, Texas 77042
          -------------------------------------------------------------
                    (Name and address of agent for service)

                                 (713) 297-7000
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                               Eddy J. Rogers, Jr.
                             Andrews & Kurth L.L.P.
                             600 Travis, Suite 4200
                            Houston, Texas 77002-2778
                                 (713) 220-4200

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

Title of securities              Amount to be         Proposed maximum           Proposed maximum           Amount of
  to be registered                registered      offering price per share   aggregate offering price   registration fee
-------------------               ----------      ------------------------   ------------------------   ----------------
Common Stock,
par value $.01 per share           145,000               $13.12 (1)               $1,902,400 (1)             $241.05

--------------------------------------------------------------------------------

         (1) Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457, on the basis of the price of the securities of the same class, as determined in accordance with Rule 457 (c), using the average of the high and low prices reported on the Nasdaq Stock Market for the Common Stock on March 9, 2003.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

           The document containing the information specified in Part I will be sent or given to the employee as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such document will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         U.S. Physical Therapy, Inc. (the "Registrant") hereby incorporates by reference into this registration statement the following documents:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2002;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

         (d) The Registrant's Quarterly Report on Form 10-QA for the quarter ended June 30, 2003;

         (e) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003;

         (e) The description of the Registrant's common stock contained in the Registrant's Form 8-A filed with the Securities and Exchange Commission on May 7, 1992; and

         (f) All documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold.

ITEM 4.  DESCRIPTION OF SECURITIES.

           A description of the Registrant's common stock, par value $0.01 per share, is incorporated by reference under Item 3.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           (a) Article EIGHT of the Registrant's Articles of Incorporation is set forth as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 filed with the Securities and Exchange Commission on August 14, 2001 and is incorporated herein by reference.

           (b) Sections 78.751 and 78.752 of the General Corporation Law of the State of Nevada, entitled "Indemnification of officers, directors, employees and agents; advancement of expenses" and "Insurance and other financial arrangements against liability of directors, officers, employees and agents", respectively, are set forth as Exhibit 28.2 to the Registrant's Form S-8 Registration Statement (Registration No. 33-63446) filed with the Securities and Exchange Commission on May 27, 1993 and are incorporated herein by reference.

         (c) The Registrant has in effect a policy of liability insurance covering its directors and officers.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number         Description
------         -----------

    4.1 U.S. Physical Therapy, Inc. Nonstatutory Inducement Stock Option Agreement dated May 20, 2003

    4.2 U.S. Physical Therapy, Inc. Nonstatutory Inducement Stock Option Agreement dated November 18, 2003

    4.3 U.S. Physical Therapy, Inc. Nonstatutory Inducement Stock Option Agreement dated November 18, 2003

    4.4 U.S. Physical Therapy, Inc. Nonstatutory Inducement Stock Option Agreement dated November 18, 2003

    4.5 U.S. Physical Therapy, Inc. Nonstatutory Inducement Stock Option Agreement dated November 18, 2003

    5          Opinion of Kummer Kaempfer Bonner & Renshaw

   23.1        Consent of KPMG LLP

   23.2        Consent of Kummer Kaempfer Bonner & Renshaw  (See Exhibit 5)

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
              1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undertaking concerning indemnification is set forth under the response to Item 6.

         (e) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
              Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 12th day of March, 2004.

                                        U.S. PHYSICAL THERAPY, INC.



                                        By: /s/ Roy W. Spradlin
                                            ------------------------------------
                                            Roy W. Spradlin
                                            Chairman of the Board, President and
                                            Chief Executive Officer
                                            (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                    TITLE                         DATE
---------                                    -----                         ----
/s/ Roy W. Spradlin                 Chairman of the Board,             March 12, 2004
---------------------------         President, Chief Executive         --------------------------
Roy W. Spradlin                     Officer
                                    (Principal Executive Officer)



/s/ Lawrance W. McAfee              Chief Financial Officer            March 12, 2004
---------------------------         (Principal Financial and           --------------------------
Lawrance W. McAfee                  Accounting Officer)

SIGNATURE                                    TITLE                         DATE
---------                                    -----                         ----
/s/ Daniel C. Arnold                Director                           March 12, 2004
---------------------------                                            --------------------------
Daniel C. Arnold


/s/ Mark J. Brookner                Vice Chairman of the Board         March 12, 2004
---------------------------                                            --------------------------
Mark J. Brookner


/s/ Bruce D. Broussard              Director                           March 12, 2004
---------------------------                                            --------------------------
Bruce D. Broussard


/s/ James B. Hoover                 Director                           March 12, 2004
---------------------------                                            --------------------------
James B. Hoover



/s/ Marlin W. Johnston              Director                           March 12, 2004
---------------------------                                            --------------------------
Marlin W. Johnston



/s/ Albert L. Rosen                 Director                           March 12, 2004
---------------------------                                            --------------------------
Albert L. Rosen



/s/ / Jerald Pullins                Director                           March 12, 2004
---------------------------                                            --------------------------
Jerald Pullins

                                           EXHIBIT INDEX

Exhibit
Number         Description
------         -----------
    4.1        U.S. Physical Therapy, Inc. Nonstatutory Inducement Stock Option
               Agreement dated May 20, 2003                                            8

    4.2        U.S. Physical Therapy, Inc. Nonstatutory Inducement Stock Option
               Agreement dated November 18, 2003                                      14

    4.3        U.S. Physical Therapy, Inc. Nonstatutory Inducement Stock Option
               Agreement dated November 18, 2003                                      20

    4.4        U.S. Physical Therapy, Inc. Nonstatutory Inducement Stock Option
               Agreement dated November 18, 2003                                      26

    4.5        U.S. Physical Therapy, Inc. Nonstatutory Inducement Stock
               Option Agreement dated November 18, 2003                               32

    5          Opinion of Kummer Kaempfer Bonner & Renshaw                            38

   23.1        Consent of KPMG LLP                                                    39

   23.2        Consent of Kummer Kaempfer Bonner & Renshaw  (See Exhibit 5)